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                                                                   EXHIBIT 10.20


                               SUMMARY PROVISIONS
                                     OF THE
                           SEABULK INTERNATIONAL, INC.
                  MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN
                                     (MAICP)


I.       PLAN OBJECTIVE

         The primary objective of the Management Annual Incentive Compensation Plan (MAICP) is to assist in achieving specific business and financial goals by providing incentives to key employees.

         The MAICP prioritizes and focuses efforts on the accomplishment of financial and operational goals established each year through the annual planning and budgeting process.

II.      BASIC PLAN CONCEPT

         The plan emphasizes corporate and individual performance against predetermined goals within three separate areas of responsibility:

         o        Administrative/Corporate Management

         o        Operations

         o        Marketing


         Overall corporate performance is considered each year along with segment/area and individual performance measures. Regardless of corporate performance, however, the Compensation Committee of the Board of Directors at its discretion may award up to 50% of the target amounts to recognize outstanding individual performance even if the Company does not achieve threshold performance measures.

III.     ELIGIBILITY CRITERIA

         Eligibility for participation in the MAICP encompasses senior executives as well as lower level managers and professionals whose contributions directly impact the Company's financial performance. The maximum bonus for the two latter categories is limited to 10% of salary.

IV.      AWARD OPPORTUNITIES

         Prior to the beginning of each fiscal year, Seabulk will (1) specify target incentive awards for each eligible position; and (2) determine the total pool target, threshold and maximum incentive award amounts. These amounts are determined from each




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         eligible participant's base salary times the target percent associated with the participant's position within the Company. The actual target percent is based upon the employee's corporate job rating. Threshold, target and maximum percents by position are set forth in Exhibit 1.

V.       PERFORMANCE MEASURES AND STANDARDS

         Prior to the start of each fiscal year, (1) specific corporate and division measurements, and (2) appropriate weighting of each measurement will be established.

         COMPANY PERFORMANCE MEASURES

         A. Except as may be provided in Section II, before any individual incentive amount can be awarded, the Company must first achieve minimum (threshold) performance in at least one of three Company performance measures. For fiscal year 2003, Company performance measures are:

                  1. EBITDA vs. Budget: This test measures actual EBITDA (Earnings before Interest Expenses, Taxes, Depreciation and Amortization) against budgeted EBITDA.

                           Note: The Company's EBITDA must be at least 90% of the budgeted EBITDA in order for the minimum (threshold) awards to be paid.

                           FOR FISCAL YEAR 2003, THIS PERFORMANCE MEASUREMENT WILL CARRY A WEIGHT OF 60%.

                  2. Cash Flow vs. Budget: Cash Flow = Revenue less Operating Costs, Interest and Taxes.

                           Note: The Company's cash flow must be at least 90% of the budgeted cash flow in order for the minimum (threshold) awards to be paid.

                           FOR FISCAL YEAR 2003, THIS PERFORMANCE MEASUREMENT WILL CARRY A WEIGHT OF 40%


         STANDARDS FOR EACH DIVISION

         B. Although overall Company performance determines the maximum funding of the pool, each participant within each division will have specific standards/goals established for his/her measurement of performance. The performance criteria will be established annually, prior to the beginning of each fiscal year, and will be used to determine the amount of the incentive award that each participant will be eligible to receive. The amount of bonus actually awarded to the participant depends upon achievement of the

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                  Company's as well as the individual's performance goals. For
                  Fiscal Year 2003, the performance measures for each division are as follows:

                  1.       Administrative/Corporate Management

                           a. EBITDA - This test will carry a weight of 40% of the individual's total award.

                           b. Cash Flow - This test will carry a weight of 20% of the individual's total award.

                           c. Individual Performance - This measurement is determined on a subjective basis and will carry a weight of 25% of the individual's total award.

                           d. Safety Performance - This will measure actual safety results against corporate goals, and carries a weight of 15%.

                  Note: For Director of Quality and Environmental Affairs, additional weight may be given to the Safety component.

                  2.  Operations

                           a. Safety Performance - This test will be considered in three parts and will carry a weight of 33.33%.

                                    1)       First, each segment and area
                                             (tanker, towing and offshore by
                                             region) will be given a specific
                                             goal with respect to Lost Time
                                             Accidents. A key determinant will
                                             be the number and dollar amount of
                                             personal injury claims incurred
                                             during the year.

                                    2)       The second measure involves
                                             property damage resulting from
                                             accidents, lack of maintenance or
                                             operational negligence. Number and
                                             extent of downtime for repairs is
                                             also a determinant.

                                    3)       The third criteria is pollution.
                                             Pollution incidents will be
                                             measured against the goal of zero
                                             spills.

                           See Exhibit 2.

                           Note: The foregoing three categories will be weighted 75%, 15%, and 10% respectively. The weighting for these categories may be adjusted for each area depending upon safety issues particularly pertinent to that area.


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                  b.       Operating Income Test - This test measures operating
                           income (revenue less operating and drydock costs) against budget for each segment. In the offshore division, it may be an operating area specific test. This measure will carry a weight of 33.33%.

                  c. Individual Performance - This test is based on the supervisor's assessment of the individual's contributions in terms of specific achievements/efforts toward the Company's goals. This measurement will carry a weight of 33.34%.

         3.       Marketing

                  a. Revenue Test - This test compares budgeted revenues against actual results by segment and operating area. This will carry a weight of 40%

                  b. EBITDA Test - This test compares budgeted EBITDA against actual results by segment and operating area. This will carry a weight of 20%.

                  c. Individual Performance - This test is based on the supervisor's assessment of the individual's contributions in terms of specific achievements/efforts toward the Company's goals. This measurement will carry a weight of 40%.

                           Note: Segment presidents will be measured on the basis of 60% Operations and 40% Marketing tests.

VI.      BUDGET CALCULATION

         The incentive pool amount to be budgeted is determined by multiplying the salary of each participant by his/her applicable target percentage.

VII.     AWARD CALCULATIONS

         A.       Development of Incentive Funding Pool

                  The actual amount of the incentive pool to be established depends upon the attainment of the specified Company performance measures in Section V-A. Each corporate measurement will operate independently in creating the funding pool for annual incentive awards. The Company could achieve above threshold on one performance measure and below threshold on the other performance measures and still have funds available in the annual incentive pool.

                  Exhibit 3 provides the matrix of how the size of the incentive funding pool will be calculated at different levels of corporate performance for 2003. As


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                  indicated, the bonus pool will increase by 1% for every 1%
                  increase in EBITDA or cash flow and decrease by 2% for every 1% decrease in EBITDA or cash flow versus the target amount.

         B.       Basis for Individual Awards

                  Individual awards are based on the performance measures set forth in Section V-B, which are adjusted up or down. Consistent with the pool adjustments of Exhibit 3, the applicable bonus percentage for each individual (as shown in Exhibit 1) increases by 1 over the target percentage for every 1% increase in revenue, cash flow or EBITDA as appropriate, and decreases by 2 for every 1% decrease in revenue, cash flow or EBITDA as appropriate, with adjustments for personal performance measured on a scale of 1 to 10. Personal performance is based on a performance target of 6 for all participants. To be eligible for the personal performance bonus, an individual must receive a minimum rating of 4 or higher.

                  Each division (Administrative/Corporate Management, Operations and Marketing) will be looked at independently. Thus, it is possible for a participant to receive an award amount that exceeds the Company benchmark levels. However, at least one of the three Company performance measures must be positive before consideration of any incentive awards, subject to Section II.

VIII.    AWARD PAYMENTS

         Awards will be payable in cash, as soon as possible after the Company auditors have issued their audit report on the Company's financial statements for the fiscal year.

IX.      RETIREMENTS AND TERMINATIONS

         To receive an award under the MAICP, the participant must be actively employed on the last day of the performance cycle. At the discretion of the Chief Executive Officer and with the approval of the Compensation Committee, a participant who separates from service prior to the end of the performance cycle may be granted an award. The amount of the award, if any, will be based in part upon the length of time employed during the performance cycle.

X.       PLAN ADMINISTRATION, MODIFICATION, AND ADJUSTMENT

         The MAICP will be administered by Seabulk's Chief Executive Officer, who may delegate certain elements of program administration. Actual performance goals, standards and award determinations for the President and CEO, his direct reports, and other key members of management, will be approved by the Compensation Committee.


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